Exhibit 3.2
Amended and Restated
By-Laws
of
Nortek, Inc.
(A Delaware Corporation)
     Adopted: December 17, 2009

ARTICLE I
Law, Certificate of Incorporation and By-Laws
     These By-laws are subject to the Certificate of Incorporation of the Corporation. In these By-laws, references to law, the Certificate of Incorporation and By-laws mean the law, the provisions of the Certificate of Incorporation and the By-laws as from time to time in effect.
ARTICLE II
Stockholders
     SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.
     SECTION 2. Special Meetings.
          (a) Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Chairman of the Board of Directors or by stockholders in accordance with this Section 2 of Article II and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Except as otherwise required by law, the business conducted at a special meeting of stockholders shall be limited exclusively to the purpose or purposes set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the purpose or purposes included in such notice.
          (b) Special meetings of stockholders shall be called by the Board of Directors upon written request to the Secretary of one or more record holders of shares of stock of the Corporation representing in the aggregate not less than twenty-five percent (25%) of the total voting power of the number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth a brief description of each matter of business desired to be brought before the special meeting. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.
     SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders shall be given to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held, the place, if any, the date, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the hour of the meeting. Notice of any meeting of stockholders shall be given in the manner set forth in Article VI, Section 4 of these By-laws.
     The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation called pursuant to Section 1 or Section 2(a) by making a public announcement (as defined in Section 10(e) of this Article II) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time or place, if any, notice of the place (if any), date and time of the postponed meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 3 unless such meeting is postponed not more than 60 days after initial notice of the meeting was provided in conformity with this Section 3.
     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; however, if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed present and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.
     SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, (ii) through a reasonably accessible electronic network (for which the information required to access the network shall be specified in the notice of the meeting) or (iii) if neither of the foregoing is specified in the notice of the meeting, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting, or, if the meeting is held solely by means of remote communication, available on a reasonably accessible network (for which the information required to access the network shall have been specified in the notice of the meeting), during the whole time thereof, and may be inspected by any stockholder who is present.
     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
     SECTION 5. Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority in voting power of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person, by means of remote communication, if authorized, or by proxy. If there be no such quorum, the holders of a majority of the voting power of the shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
     SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the Chief Executive Officer, if any, or if none or in the Chief Executive Officer’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
     SECTION 7. Voting; Proxies; Required Vote. Unless the Certificate of Incorporation provides otherwise, at each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact, or by electronic means, if authorized, and shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the Corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of the proxy by or on behalf of the stockholder. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a stockholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.
     At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast. Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.
     SECTION 8. Action By Written Consent. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 8, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.
     SECTION 9. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
     SECTION 10. Advance Notice of Nominations and Proposals of Business.
          (a) Nominations of persons for election to the Board of Directors and proposals for business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 10(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 10. Clause (iii) of this Section 10 shall be the exclusive means for a stockholder to make nominations or propose other business (other than matters properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”)) before an annual meeting of stockholders.
          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 10(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 10(c), and (ii) the business must be a proper matter for stockholder action under the Delaware General Corporation Law (the “DGCL”).
          (c) To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation a date

(i) not less than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, and any material interest that the stockholder has in the proposal; (iii) (A) the name and address of the stockholder, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person (as defined below), (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments and (G) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees. For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act) of the stockholder that owns beneficially or of record any capital stock or other securities of the Corporation and (ii) any person acting in concert with such stockholder or any affiliate or associate of such stockholder with respect to the capital stock or other securities of the Corporation. In addition, any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, within 10 days of receipt of the form of questionnaire from the Corporation.
          (d) Subject to the Certificate of Incorporation of the Corporation and applicable law, only persons nominated in accordance with procedures stated in this Section 10 shall be eligible for election as and to serve as a member of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 10 and, if any nomination or proposal does not comply with this Section 10, unless otherwise required by law, the nomination or proposal shall be disregarded.
          (e) For purposes of this Section 10, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.
          (f) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 10. Nothing in this Section 10 shall affect any rights, if any, of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.
          (g) Notwithstanding the foregoing provisions of this Section 10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
ARTICLE III
Board of Directors
     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.
     SECTION 2. Qualification; Remuneration. Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.
     Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified. Notwithstanding anything to the contrary in the two immediately preceding sentences, a quorum shall not in any case be less than one-third (1/3) of the total number of directors constituting the entire Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
     SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.
     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.
     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer (if a director) or President (if a director) or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director (i) by mailing the same at least two days before the meeting, or (ii) by telegraphing or telephoning the same, sending the same through electronic mail or other means of electronic wireless transmission, or by delivering the same personally not later than the day before the day of the meeting.
     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the Chief Executive Officer, if any, who is a member of the Board of Directors or if none or in the Chief Executive Officer’s absence or inability to act the President who is a member of the Board of Directors, or if none or in the President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.
     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with cause, by the holders of a majority of the voting power of the shares of stock outstanding and entitled to vote for the election of directors.
     SECTION 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
     SECTION 12. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
     SECTION 13. Interested Directors and Officers. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
     Common or interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
Committees
     SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.
     SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
     SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V
Officers
     SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, a Chief Executive Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Chief Financial Officer, a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors, the President or the Chief Executive Officer.
     SECTION 2. Term of Office; Resignation; Removal; Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary, unless otherwise specified in the resignation. Any vacancy in any office arising for any reason may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
     SECTION 3. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
     SECTION 4. Chief Executive Officer. The Chief Executive Officer, if any, shall have such duties as customarily pertain to that office, including the implementation of the policies of the Corporation as determined by the Board of Directors, and shall have such other authority as from time to time may be assigned by the Board of Directors.
     SECTION 5. President. The President shall have such duties as customarily pertain to that office, including the general management and supervision of the property, business and affairs of the Corporation and shall have such other authority as from time to time may be assigned by the Board of Directors.
     SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors, the President or the Chief Executive Officer.

     SECTION 7. Chief Financial Officer. The Chief Financial Officer shall have such duties as customarily pertain to that office and as may from time to time be assigned by the Board of Directors. Unless the Board of Directors determines otherwise, the Chief Financial Officer shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation.
     SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors, the President, the Chief Executive Officer or the Chief Financial Officer. Unless the Board of Directors determines otherwise, the Treasurer shall have the custody of the corporate funds and securities; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; and shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements.
     SECTION 9. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the President or the Chief Executive Officer.
     SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
ARTICLE VI
Books and Records; Notice to Stockholders
     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.
     SECTION 2. Inspection by Director. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
     SECTION 3. Notice to Stockholders. Notices of meetings and all other corporate notices shall be given personally or by mail, charges prepaid, addressed to the stockholder’s address as it appears on the books and records of the Corporation, or by electronic mail, telecopy, telegram, posting on an electronic network or other electronic or wireless means in such manner as the stockholder shall have specified to the Corporation. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by electronic mail, telecopy, telegram, posting on an electronic network or other electronic or wireless means. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.
     SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VII
Capital Stock
     SECTION 1. Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of in such manner, for such consideration and on such terms as the Board of Directors may determine.
     SECTION 2. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
     SECTION 3. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation by the surrender to the Corporation or its transfer agent of certificates representing such shares, properly endorsed, or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, and the payment of all taxes due thereon.
     Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
     SECTION 4. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
     SECTION 5. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and the transfer agent against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
ARTICLE VIII
Dividends
     Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE IX
Ratification
     Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X
Fiscal Year
     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.
ARTICLE XI
Corporate Seal
     Subject to alteration by the directors, the seal of the Corporation shall consist of a flat-faced circular die with the word “Delaware” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.
ARTICLE XII
Waiver of Notice
     Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice or transmitted by electronic mail, telecopy, telegraph or other electronic or wireless means or any other available method, whether given before or after the time by which notice was required, or the appearance of such person or persons at such meeting in person, by means of remote communications, if authorized, or by proxy, shall be deemed equivalent to notice.
ARTICLE XIII
Bank Accounts, Drafts, Contracts, Etc.
     SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.
     SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or otherwise within the proper exercise of power of an officer, agent or employee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the Chief Executive Officer, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership by the Corporation of stock or other ownership interests in corporations or other entities. The Chairman, the Chief Executive Officer, the President or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders, partners, members or other owners of any company or entity in which the Corporation may hold stock or other ownership interests, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or other interests at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
     SECTION 4. Financial Reports. The Board of Directors may appoint the Chief Financial Officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
ARTICLE XIV
Amendments
     The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws may also be adopted, amended or repealed by the affirmative vote of at least two thirds in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors.